                                                                    EXHIBIT 10.2


                              LAWSON SOFTWARE, INC.
                            2001 STOCK INCENTIVE PLAN
                     (AMENDED AND RESTATED AUGUST 15, 2001)


SECTION 1.  PURPOSE OF THE PLAN.

         This Plan shall be known as the "Lawson Software, Inc. 2001 Stock Incentive Plan" and is hereinafter referred to as the "Plan." The purpose of this Plan is to promote the interests of the Company and its stockholders by aiding in maintaining and developing employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of Lawson Software, Inc., a Delaware corporation (the "Company"), to offer such persons additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and restricted stock grants as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of
Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options.


SECTION 2.  STOCK SUBJECT TO THE PLAN.

         (a) Subject to adjustment as provided in Section 11, the maximum number of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") granted as restricted stock, Shares on which options may be exercised under this Plan and Shares available for granting Incentive Stock Options under this Plan shall not exceed in the aggregate 35,000,000, subject to adjustment as provided in Section 11 and subject to the provisions of Section 422 or 424 of the Code or any successor provision. The aggregate number of Shares of Common Stock subject to awards granted under this Plan in any fiscal year of the Company shall not exceed the lower of 5,000,000 Shares or five percent (5%) of the then currently outstanding shares of Common Stock of the Company. The Shares may be either authorized but unissued shares of Common Stock, or issued shares of Common Stock which have been reacquired by the Company. If an option or restricted stock grant under this Plan expires or for any reason is terminated or expires unexercised with respect to any Shares, such Shares shall again be available for options or restricted stock awards thereafter granted during the term of this Plan.

         (b) No person may be granted any award or awards under this Plan, the value of which is based solely on an increase in the value of the Shares after the date of grant, for more than 4,161,000 Shares (subject to adjustment as provided for in Section 11) in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any award or awards representing "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code.

SECTION 3.  ADMINISTRATION OF PLAN.

         (a) This Plan shall be administered by the Board of Directors of the Company or a committee of three or more directors of the Company. The members of such committee shall be appointed by and serve at the pleasure of the Board of Directors. Such committee shall consist of not less than that number of directors that shall be required to permit options or restricted stock granted under this Plan to qualify under Rule 16b-3 (or any successor rule or regulation) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of whom shall be a "Non-Employee Director" within the meaning of such Rule. If the Company is subject to Section 162(m) of the Code, the Company expects to have this Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of such Section and each member of such Committee shall be an "outside director" within the meaning of such Section. If any such committee is established, the Board of Directors may, at any time and from time to time, without any further action of such committee, exercise the powers and duties of such committee under this Plan. The group administering this Plan at any time shall be referred to herein as the "Committee."

         (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of this Plan, (i) to determine the persons to whom and the time or times at which options or restricted stock shall be granted and the number of Shares to be subject to each option or grant of restricted stock, (ii) to determine the purchase price of the Shares covered by each option, (iii) to determine the terms and conditions of each option and grant of restricted stock, (iv) to accelerate the time at which all or any part of an option may be exercised or at which all or any part of the restrictions with respect to restricted stock shall lapse, (v) to amend or modify the terms of any option or restricted stock grant with the consent of the holder of the option or restricted stock, (vi) to interpret this Plan, (vii) to prescribe, amend and rescind rules and regulations relating to this Plan, (viii) to determine the terms and provisions of each option and restricted stock agreement with respect to options and restricted stock granted under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (ix) to make all other determinations necessary or advisable for the administration of this Plan, subject to the exclusive authority of the Board of Directors under Section 13 to amend or terminate this Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

         (c) The Committee shall select one of its members as its Chair and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination that is set forth in a written document and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

         (d) Subject to the provisions of Article 16 of the Plan, in order to assure the viability of options granted to recipients employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 2 of the Plan.

SECTION 4.  ELIGIBILITY.

         Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called "subsidiaries") that qualify as "subsidiary corporations" of the Company within the meaning of
Section 424(f) of the Code or any successor provision. Full and part-time employees of the Company and its subsidiaries, members of the Board of Directors of the Company or one of its subsidiaries who are not also employees thereof, and consultants or independent contractors providing valuable services to the Company or one of its subsidiaries who are not also employees thereof shall be eligible to receive options which do not qualify as Incentive Stock Options and to receive grants of restricted stock. In determining the persons to whom options or restricted stock grants shall be granted and the number of Shares subject to each option or grant, the Committee may take into account the nature of services rendered by the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or restricted stock grant under this Plan may be granted an additional options or restricted stock grants under this Plan if the Committee shall so determine; provided, however, that to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in Section 422 of the Code of his or her employer corporation and its parent and subsidiary corporations described in Section 424(e) or 424(f) of the Code) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options. Incentive Stock Options may only be granted under this Plan within ten years from the date on which this Plan was adopted by the Board of Directors.

SECTION 5.  RESTRICTED STOCK GRANTS.

         (a) Each restricted stock award made under this Plan shall be for such number of Shares as the Committee shall determine. Shares of restricted stock shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the recipient of the restricted stock of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Each restricted stock award shall be set forth in an agreement setting forth the terms of such award.

         (b) Except as otherwise determined by the Committee, upon termination of employment or other service (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of restricted stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of restricted stock.

         (c) At the time of a restricted stock award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. The certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of this Plan, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock. The grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Shares. Unless the Committee determines otherwise and the determination is set forth in the restricted stock award agreement, the grantee shall have all rights of a stockholder with respect to the Shares, including the right to receive dividends and the right to vote such Shares, subject to the provisions of this Plan, including those with respect to forfeiture of the Shares and restrictions on the transfer or pledge of the Shares. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

         (d) At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in this Plan shall lapse as to the restricted Shares subject thereto. Upon payment by the grantee to the Company of any withholding tax required to be paid, a stock certificate for the appropriate number of Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

         (e) Restricted stock grants shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

         (f) Within 30 days after a recipient is granted a restricted stock award, the Company, if the recipient so elects, will prepare and file, and the recipient will sign, an effective election with the Internal Revenue Service under Section 83(b) of the Code relative to the Shares granted.

SECTION 6.  OPTION GRANTS.

         (a) Each option grant made under this Plan shall be for such number of Shares as the Committee shall determine. Subject to the provisions of Section 9, the option price for all stock options granted under this Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Shares at the date of granting of such option. For purposes of the preceding sentence and for all other valuation purposes under this Plan, the fair market value of the Shares shall be as reasonably determined by the Committee. If on the date of grant of any option granted under this Plan, the Shares are not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement of this Section 6 and in connection therewith shall take such action as it deems necessary or advisable. Each option grant shall be set forth in an agreement setting forth the terms of such option.

         (b) Each option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under this Plan, but the term of any Incentive Stock Option may not extend more than ten (10) years from the date of granting of such option.

         (c) Options shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

SECTION 7.  OPTION EXERCISE.

         (a) The Committee shall have full and complete authority to determine whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the option as the Committee may determine.

         (b) The exercise of any option granted hereunder shall only be effective at such time that the sale of Shares pursuant to such exercise will not violate any applicable domestic or foreign securities or other laws.

         (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of Shares subject to such exercise. The full purchase price of such Shares shall be tendered with such notice of exercise. Payment shall be made to the Company either in cash (including check, bank draft or money order), or, at the discretion of the Committee, (i) by delivery of the optionee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, (ii) by delivering certificates for shares of Common Stock already owned by the optionee having a fair market value equal to the full purchase price of the Shares, provided that such shares of Common Stock shall either (A) have been issued and outstanding more than six months before the option is exercised or (B) shall have been purchased on a national stock exchange or on the Nasdaq National Market System, or (iii) any combination of cash, promissory notes and shares of Common Stock (meeting the requirements of this Section 7(c)) at the discretion of the Committee; provided, however, that an optionee shall not be entitled to tender shares of Common Stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company. The fair market value of such tendered shares of Common Stock shall be determined as provided in Section 6. Until such person has been issued a certificate or certificates for the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.


SECTION 8.  ADDITIONAL RESTRICTIONS.

         All Shares or other securities delivered under this Plan pursuant to any option or restricted stock grant or the exercise thereof shall be subject to such restrictions as the

Committee may deem advisable under this Plan, applicable federal, state or foreign securities laws and regulatory requirements, which restrictions shall be contained in the agreement relating to the option or restricted stock grant. The Committee shall cause appropriate entries to be made or legends to be affixed to certificates representing the Shares to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an option or restricted stock grant unless and until such Shares or other securities have been admitted for trading on such securities exchange.

SECTION 9.  TEN PERCENT SHAREHOLDER RULE.

         Notwithstanding any other provision in this Plan, if at the time an option is otherwise to be granted pursuant to this Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) shares of common stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (within the meaning of Section 424(e) or 424(f) of the Code), if any, then any Incentive Stock Option to be granted to such optionee pursuant to this Plan shall satisfy the requirements of Section 422(c)(7) of the Code, the option price shall be not less than 110% of the fair market value of the Shares determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

SECTION 10.  NON-TRANSFERABILITY.

         No option granted under this Plan and no award of restricted stock (prior to the lapsing of the restrictions) and no right under any such option or award of restricted stock shall be transferable by the recipient otherwise than by will or by the laws of descent and distribution; provided that stock options and restricted stock awards may be transferred by gift by the optionee or awardee with the prior approval of the Committee. During the lifetime of an optionee, an option shall be exercisable only by such optionee. No option granted under this Plan and no award of restricted stock (prior to the lapsing of the restrictions) or right under any such option or award of restricted stock may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.


SECTION 11.  ADJUSTMENTS.

         If the Committee shall determine that, as the result of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other similar corporate transaction or change in the corporate structure of the Company, adjustments in this Plan and outstanding options and awards of restricted stock would be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall make such adjustments in this Plan and outstanding options and awards of restricted stock as it may deem equitable. In the event of any such changes, adjustments shall include, where appropriate, changes in the number and type of Shares subject to this Plan and the number and type of Shares and the price per Share subject to outstanding options and awards of restricted stock.

SECTION 12.  INCOME TAX WITHHOLDING; TAX BONUSES.

         (a) In order to comply with all applicable domestic or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the person receiving the option or the restricted stock under this Plan, are withheld or collected from such person. In order to assist the recipient in paying all or a portion of the federal, state or local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an option or restricted stock, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the recipient to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such option or restricted stock grant with a fair market value equal to the amount of such taxes, or (ii) delivering to the Company shares of Common Stock other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such option or restricted stock grant with a fair market value equal to the amount of such taxes. The fair market value of shares of Common Stock shall be determined in accordance with Section 6. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.


         (b) The Committee, in its discretion, shall have the authority, at the time of grant of any option or restricted stock under this Plan or at any time thereafter, to approve cash bonuses to designated recipients to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) the option or restricted stock grant in order to provide funds to pay all or a portion of federal, state or local taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

SECTION 13.  AMENDMENT AND TERMINATION.

         (a) The Company's Board of Directors may amend, alter, suspend, discontinue or terminate this Plan at any time; provided, however, that notwithstanding any other provision of this Plan or any option agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval (i) would violate the rules or regulations of any securities exchange that are applicable to the Company; or (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under this Plan.

         (b) The Committee may waive any conditions of or rights of the Company under any outstanding option or restricted stock grant, prospectively or retroactively. Except as otherwise provided herein or in the option or restricted stock agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding option or restricted stock grant, prospectively or retroactively, if such action would adversely affect the rights of the holder of such option or restricted stock, without the consent of the holder or beneficiary thereof.

         (c) The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any option or restricted stock agreement in the manner and to the extent it shall deem desirable to carry this Plan into effect.


SECTION 14.  TIME OF GRANTING.

         The granting of an option or an award of restricted stock pursuant to this Plan shall be effective only if either (a) a written agreement shall have been duly executed and delivered by and on behalf of the Company and the person to whom such option or restricted stock is granted, or (b) the Company shall have delivered a grant notice to such person. Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of such an agreement), shall constitute the granting of an option or award of restricted stock hereunder.

SECTION 15. NO RIGHT TO AWARDS; NO GUARANTY OF CONTINUED SERVICE OR FUTURE BENEFITS.

         (a) No person shall have any claim to be granted any option or restricted stock grant under this Plan, and there is no obligation for uniformity of treatment of employees, directors, consultants, independent contracts or holders or beneficiaries of options or restricted stock grants under this Plan. The terms and conditions of options and restricted stock grants need not be the same with respect to any recipient or with respect to different recipients.


         (b) Nothing in this Plan or in any agreement hereunder shall confer on any employee, director, consultant or independent contractor any right to continue in the employ or service of the Company or any of its subsidiaries or affect in any way the right of the Company or any of its subsidiaries to terminate any such person's employment or other services at any time, with or without cause. In addition, the Company or an affiliate may at any time terminate the employment or service of an employee, director, consultant or independent contractor free from any liability or any claim under this Plan or any award or agreement with respect to an option or restricted stock grant hereunder, unless otherwise expressly provided in this Plan or in any such agreement.

         (c) Options shall be granted under this Plan in the sole discretion of the Board of Directors or the Committee and will not form part of the recipient's salary or entitle the recipient to similar option grants in the future. The value of any options or the proceeds upon the exercise thereof will not be reflected in any severance, overtime, benefit, retirement or indemnity payments that the Company or any affiliate or subsidiary may make to any recipient in the future. The offer to participate in the Plan does not constitute an acquired right.

SECTION 16.  GENERAL PROVISIONS

         (a) Nothing in this Plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         (b) The validity, construction and effect of this Plan or any option or restricted stock agreement hereunder, and any rules and regulations relating to this Plan or any option or restricted stock agreement hereunder, shall be determined in accordance with the laws of the State of Minnesota.

         (c) If any provision of this Plan or any option or restricted stock agreement hereunder is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Plan or any option or restricted stock agreement hereunder under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Plan or the option or restricted stock agreement hereunder, such provision shall be stricken as to such jurisdiction or option or restricted stock agreement, and the remainder of this Plan or any such agreement shall remain in full force and effect.

         (d) Neither this Plan nor any option or restricted stock grant hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate of the Company and a recipient or any other person.

         (e) No fractional Shares shall be issued or delivered pursuant to this Plan or any option or restricted stock grant hereunder, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

         (f) Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision hereof.

SECTION 17.  EFFECTIVE DATE AND TERMINATION OF PLAN.

         (a) This Plan shall be effective as of the date on which the Company's Common Stock shall become registered pursuant to the Securities Exchange Act of 1934, as amended.

         (b) Unless this Plan shall have been discontinued as provided in
Section 13 above, this Plan shall terminate ten years from the date of effectiveness of the Plan. No option or restricted stock may be granted after such termination, but termination of this Plan shall not, without the consent of the recipient, alter or impair any rights or obligations under any option or restricted stock theretofore granted.